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                                                                   exhibit g(6)

                             Smith Barney Trust II
                                125 Broad Street
                            New York, New York 10004

                                 March 17, 2003

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

         Re:  Smith Barney Trust II - Custodian Contract

Ladies and Gentlemen:

         Pursuant to Section 18 of the Custodian Contract dated as of September 1, 1997 (as amended, the "Contract"), between Smith Barney Trust II (formerly known as Landmark Funds II) (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Smith Barney Short Duration Municipal Income Fund (the "Series") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

         Please sign below to evidence your agreement to render such services as custodian on behalf of the Series under the Contract.



                                            SMITH BARNEY Trust II

                                            By:    /s/ Lewis E. Daidone
                                                   ------------------------

                                            Title: Senior Vice-President
                                                   ------------------------


Agreed:

STATE STREET BANK AND TRUST COMPANY

By:    /s/ Joseph L. Hatley
       ----------------------------
Title: Executive Vice-President
       ----------------------------